Exhibit 10.29

ENVOY MEDICAL CORPORATION

AMENDMENT NO. 1 TO
THE Promissory NOTE

$15,000,000	August 23, 2023

St. Paul, Minnesota

This Amendment No. 1 to Promissory Note (this “Amendment”) is entered into by and between GAT Funding, LLC, a Minnesota limited liability company, or its successors or assigns (“Investor”), and Envoy Medical Corporation, a Minnesota corporation (the “Company”) and amends that certain Promissory Note, dated April 14, 2023, issued by the Company to Investor (the “Note”) to increase the maximum principal amount that the Company may borrow from $10,000,000 up to a maximum of $15,000,000 (as further described in the amended Section 2 hereof).

Capitalized terms used but not defined in this Amendment shall have the meanings provided in the Note.

AGREEMENT

SECTION 1          Amendment of the Note. Section 2 of the Note is hereby amended and restated as follows:

2.	Loan Obligations. Investor and the Company agree that an initial $4,000,000 of principal was funded by transfer of principal balance (including interest accrued on such principal, which shall be treated as accrued interest and not as principal hereunder) from the Existing Note to the Note upon the Company's issuance thereof on April 14, 2023, which amount reduced the principal and interest owed under the Existing Note on a dollar-for-dollar basis. Investor and the Company agree that as of the date hereof an additional $5,000,000 has been funded by Investor and an additional $1,000,000 remains available to the Company to borrow. In addition to such amounts, Investor agrees that Investor will lend the Company up to an additional $5,000,000 (for a maximum aggregate principal amount of $15,000,000) as follows: (i) if Anzu will have less than $5,000,000 in cash immediately following the Closing after paying expenses related to the transactions contemplated by the BCA, then (ii) immediately prior to Closing and simultaneously with funding by Sponsor, Investor will lend the Company the amount that, after taking into account an equal increase of Sponsor’s investment in the PIPE Financing pursuant to the Subscription Agreement between the Company and Sponsor, dated April 17, 2023, as amended, provides Anzu with $5,000,000 in cash immediately following the Closing after paying expenses related to the transactions contemplated by the Business Combination Agreement (collectively, the “Additional Funding”). Investor acknowledges that such funding is a condition to such Closing under the BCA. In addition, if the Closing is not completed by September 30, 2023 and the Company requests additional funding under this Bridge Note following such date, Investor may loan the requested amount (up to $2,000,000), which shall be treated as Additional Funding for purposes of calculating the amounts to be funded by Investor and Sponsor pursuant to this Section 2 (for the avoidance of doubt, if such $2,000,000 is funded, then Sponsor will fund $2,000,000 more than Investor in the funding that occurs immediately prior to Closing); provided, that the aggregate principal amount hereunder shall not exceed $15,000,000. The principal and accrued interest under this Note, including the balance transferred from the Existing Note and the additional amount to be funded hereunder, are referred to collectively as the “Loan Obligations.” For purposes of this Section 5, capitalized terms not otherwise defined in this Note shall have the meanings provided in the BCA.

SECTION 2          Binding Amendment. This Amendment constitutes a valid amendment of the Note. In the event of any conflict between the provisions of the Note and this Amendment, the provisions of this Amendment shall control.

SECTION 3          No Other Amendments. Except for the amendment expressly set forth above, the text of the Note shall remain unchanged and in full force and effect.

SECTION 4          Reference to and Effect on Note. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Note to “this Note,” “hereunder,” “hereof” or words of like import referring to the Note shall mean and be a reference to the Note as amended hereby.

SECTION 5          Miscellaneous. The provisions of Sections 7 and 10 - 12 (inclusive) of the Note are incorporated into, and shall apply to, this Amendment, mutatis mutandis.

[Signature Page Follows.]

The Company has caused this Note to be issued as of the date first written above.

COMPANY:

ENVOY MEDICAL CORPORATION,
a Minnesota corporation

/s/ Brent Lucas
By:	Brent Lucas
Its:	Chief Executive Officer

Acknowledged and Agreed:

GAT FUNDING, LLC

/s/ Glen A. Taylor
By:	Glen A. Taylor
Its:	Chief Manager

[Signature Page to Amendment No. 1 Convertible Promissory Note]